UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 2, 2006
AFC Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-32369	58-2016606

(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia	30342

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 459-4450
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 1, 2006, AFC Enterprises, Inc. (the “Company”) completed the acquisition of 13 Popeyes restaurants located in the Memphis, Tennessee market and Nashville, Tennessee market from the owners and franchisees of these restaurants for 12.35 million. The acquisition was pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) dated April 3, 2006 by and between the Company, Shelton Development Co — Memphis, LLC, a Louisiana limited liability company qualified and registered to do business in the State of Tennessee (f/k/a “Shelton Development Company-Bastrop, L.L.C.”) (“Memphis LLC”), Shelton Development Company – Nashville, LLC, a Louisiana limited liability company qualified and registered to do business in the State of Tennessee (“Nashville LLC”), and Shelton Development Company – Mississippi, LLC, a Louisiana limited liability company qualified and registered to do business in the State of Mississippi (f/k/a “Shelton Development Company-Horn Lake, L.L.C.”) (“Mississippi LLC”), Michael A. Shelton, a Louisiana resident (“Michael”) and Melissa Kay Shelton, a Louisiana resident (“Melissa”) and an amendment to the Asset Purchase Agreement (the “First Amendment to Purchase Agreement”) dated April 28, 2006 by and between the Company, Shelton Development Company, L.L.C., a Louisiana limited liability company, Memphis LLC, Nashville LLC, Mississippi LLC, Michael and Melissa. A copy of each of the Asset Purchase Agreement and the First Amendment to Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and is incorporated herein by reference.
     On May 2, 2006, the Company issued a press release announcing the acquisition. A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1	Asset Purchase Agreement, dated April 3, 2006.

10.2	First Amendment to Purchase Agreement, dated April 28, 2006.

99.1	Press Release dated May 2, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC ENTERPRISES, INC.
Date: May 2, 2006	By:	/s/ Kenneth L. Keymer
Kenneth L. Keymer
Chief Executive Officer

EXHIBIT INDEX
10.1	Asset Purchase Agreement, dated April 3, 2006.
10.2	First Amendment to Purchase Agreement, dated April 28, 2006.
99.1	Press Release dated May 2, 2006.